Exhibit 99.1



[COSI LOGO]



              CHRIS CARROLL TO LEAD COSI'S NATIONAL BRAND GROWTH AS
                             CHIEF MARKETING OFFICER

DEERFIELD, Ill., May 22, 2006 - Cosi, Inc. (Nasdaq: COSI), the premium convenience restaurant company, today announced that it has named veteran restaurant brand marketer Chris Carroll to the newly created position of Executive Vice President and Chief Marketing Officer, effective immediately. Mr. Carroll has overall responsibility for managing Cosi's brand as the Company executes its plans to grow from a strong emerging brand with 100 locations and 18 consecutive quarters of comparable restaurant sales growth, to a leading national premium convenience brand in the sandwich and salad category with approximately 800 locations expected by the end of 2010.

With the addition of Mr. Carroll's more than 20 years of restaurant industry brand marketing experience, Cosi's executive management team has more than 125 years of restaurant industry experience.

Prior to joining Cosi, Mr. Carroll, 49, was responsible for Subway's brand as Senior Vice President and Director of Worldwide Marketing for the Subway Franchise Advertising Fund Trust (SFAFT) from 1999 until 2005. During his six years at SFAFT, the Subway brand supported aggregate comparable restaurant sales growth of 45% and the number of locations doubled. In his final year at SFAFT, Subway's comparable restaurant sales grew 7.5%. Mr. Carroll was awarded a Brandweek Marketer of the Year award in 2001.

Mr. Carroll's restaurant industry marketing experience includes serving as Account Director for TLP, where he managed the total agency resources to support the Fountain Beverage Division of the Pepsi Cola Company; nine years of increasing responsibilities at the Burger King Corporation, including Vice President of International Marketing and Vice President of Advertising and Sales Promotion; and agency experience on behalf of McDonald's and Pizza Hut.

"We are proud that Cosi has attracted Chris Carroll, one of the brightest, most proven marketing talents in our industry. Moreover, we are enormously excited to marry Chris's expertise with Cosi's strong brand and growth opportunity," said Kevin Armstrong, Cosi's President and Chief Executive Officer. "Adding Chris directly supports Cosi's three priorities: our brand, our operations and our unit growth. Further, his senior experience with national branded restaurants is consistent with Cosi's executive management profile and is another strong demonstration of our commitment to growing Cosi for the benefit of our shareholders, franchise partners, employees and guests."

"Joining Cosi's executive team is the perfect opportunity for me. The premium convenience segment far and away is the most exciting in the restaurant industry, and Cosi's high quality guest experience, leadership, resources and economic model make it an emerging force," said Mr. Carroll. "I believe there is a huge, national growth opportunity for Cosi's fresh, distinctive tastes and sophisticated yet relaxing atmosphere. I'm impressed with how well Cosi knows its upscale guests, and I look forward to bringing my broad marketing experience to bear on the entire Cosi brand to support our growth."

Cosi's performance and plans include:

o 18 consecutive quarters of comparable restaurant sales growth, as measured for locations in operation for more than 15 months, including 5.3% growth in the 2006 first quarter and 6.9% growth in the 2005 fiscal year;
o Secured franchise commitments from 18 area developers for 218 restaurants, as of May 11, 2006;
o Adding 17 Company-owned and 20 franchise restaurants in 2006, for a total of approximately 137 locations by year-end;
o Growing to approximately 800 locations nationally by the end of 2010, including 215 Company-owned and 585 franchise restaurants. Cosi's market analysis shows that its top 25 U.S. markets have the potential to support 1,400 Cosi locations, and that its top 75 U.S. markets have the potential to support 1,900 Cosi locations;
o Cash, cash equivalents and short term investments of $32.8 million and virtually no debt, as of April 3, 2006; and
o Expected 2006 fiscal year earnings of $0.06 to $0.11 per share, excluding stock based compensation expense.

About Cosi

Cosi ( http://www.getcosi.com ) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently operates 95 Company-owned and five franchise restaurants in fifteen states, including California, Connecticut, Florida, Illinois, Kentucky, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia, Washington, Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.


CONTACT:    Media                         Investors
            Adam Weiner                   William Koziel or Brien Gately
            Kekst and Company             Cosi, Inc.
            (212) 521-4800                (847) 597-8800

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